                                                                      EXHIBIT 11


                          MINDSPRING ENTERPRISES, INC.

                         EARNINGS PER SHARE CALCULATION




                                            For the Quarter                       For the Nine Months

                                                 Ended                                    Ended

                                September 30, 1995   September 30, 1996   September 30, 1995   September 30, 1996
                                ------------------   ------------------   ------------------   ------------------
Weighted Average Shares
   Outstanding                       1,267,304             5,138,836            1,267,304          4,588,202

Common Stock Equivalents:

   Class A Convertible
      Preferred Stock                1,187,895                     0 (A)        1,187,895                  0 (A)

   Class B Convertible
      Preferred Stock                  645,594                     0 (A)          227,022                  0 (A)

   Class C Convertible
      Preferred Stock                  100,000                     0 (B)          100,000                  0 (B)

   Stock Options:  Employee
      and Director Plans               287,652                     0 (B)          287,652                  0 (B)
                                  -------------         -------------         ------------       ------------
Total Shares for Primary Loss        3,488,445             5,138,836            3,069,873          4,588,202

Net Loss                              (389,277)           (2,701,700)            (651,212)        (5,200,913)
                                  -------------         -------------         ------------       ------------

Primary Loss Per Share                  ($0.11)               ($0.53)              ($0.21)            ($1.13)
                                  =============         =============         ============       ============

(A) Converted as part of the IPO and included in weighted average shares outstanding.
(B)  Excluded from calculation as antidilutive.